Exhibit (a)(1)(E)

Offer to Purchase

by

Great Elm Capital Corp.

for up to $10,000,000 in Cash of Shares

of its Common Stock, Par Value $0.01 per Share,

at a Purchase Price Not Greater than $12.17 per Share Nor Less than $11.50 per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 5, 2017, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

April 5, 2017

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated April 5, 2017 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal,” which together, as each may be amended or supplemented from time to time, constitute the “Offer”), by Great Elm Capital Corp., a Maryland corporation (“GECC”), to purchase for cash up to $10,000,000 shares of its Common Stock, par value $0.01 per share (the “Shares”), pursuant to (i) auction tenders at prices specified by the tendering stockholders of not greater than $12.17 per Share nor less than $11.50 per Share (“Auction Tender”), or (ii) purchase price tenders, pursuant to which stockholders indicate they are willing to sell their Shares to GECC at the Purchase Price (as defined below) determined in the Offer (“Purchase Price Tenders”), in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer.

Promptly after the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, GECC will examine the prices chosen, or deemed to have been chosen, by stockholders for all Shares properly tendered and not properly withdrawn and upon the terms and subject to the conditions of the Offer, determine a single price per Share (the “Purchase Price”), which will not be greater than $12.17 per Share nor less than $11.50 per Share, that it will pay for Shares properly tendered pursuant to the Offer and not properly withdrawn, taking into account the number of Shares tendered pursuant to Auction Tenders and Purchase Price Tenders and the prices specified by stockholders tendering Shares pursuant to Auction Tenders. Shares tendered pursuant to Purchase Price Tenders will be deemed to have been tendered at a price of $11.50 per Share (which is the minimum price per Share under the Offer) for purposes of determining the Purchase Price. The Purchase Price will be the lowest price per Share of not more than $12.17 per Share and not less than $11.50 per Share, at which Shares have been tendered or have been deemed to be tendered in the Offer, that will enable GECC to purchase the maximum number of Shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $10,000,000. All Shares purchased in the Offer will be purchased at the same Purchase Price regardless of whether they were tendered at a lower price. However, because of the “odd lot” priority, if any, proration and conditional tender provisions described in the Offer to Purchase, all of the Shares tendered at or below the Purchase Price may not be purchased if Shares are properly tendered and not properly withdrawn at or below the Purchase Price having an aggregate purchase price greater than $10,000,000.

Subject to the terms and conditions of the Offer, only Shares properly tendered, or deemed to be tendered, at prices at or below the Purchase Price, and not properly withdrawn, will be eligible for purchase in the Offer. GECC reserves the right, in its sole discretion, to change the Purchase Price range and to increase or decrease the value of Shares sought in the Offer, subject to applicable law. In accordance with the rules of the U.S. Securities and Exchange Commission, GECC may, without amending or extending the Offer, increase the aggregate purchase price of Shares sought in the Offer and thereby increase the number of Shares accepted for payment in the Offer by no more than 2% of the number of our outstanding Shares. See Section 1, 3 and 4 of the Offer to Purchase.

Shares tendered but not purchased pursuant to the Offer will be returned to the tendering stockholder promptly following the Expiration Date. See Section 3 of the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, if the number of Shares properly tendered, or deemed to be tendered, at or below the Purchase Price and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $10,000,000, GECC will purchase Shares: (i) first, in GECC’s discretion, from all holders of “odd lots” of less than 100 Shares who properly tender all of their Shares at or below the Purchase Price (and do not properly withdraw them prior to the Expiration Date); (ii) second, from all other stockholders who properly tender Shares at or below the Purchase Price (and do not properly withdraw them prior to the Expiration Date), on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional Shares (except for stockholders who tendered Shares conditionally for which the condition was not satisfied), until GECC has purchased Shares resulting in an aggregate purchase price of $10,000,000; and (iii) third, only if necessary to permit GECC to purchase Shares resulting in an aggregate purchase price of $10,000,000, from holders who properly tender Shares (and do not properly withdraw them prior to the Expiration Date) at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered must have properly tendered and not properly withdrawn all of their Shares prior to the Expiration Date. See Sections 1, 3, 4 and 6 of the Offer to Purchase.

Because of the “odd lot” priority, if any, proration and conditional tender provisions described above, GECC may not purchase all of the Shares that you tender even if you tender them at or below the Purchase Price. See Section 1 of the Offer to Purchase.

GECC reserves the right, in its sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 7 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law.

We are the holder of record (directly or indirectly) of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information; you cannot use it to tender Shares we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1. You may tender your Shares at a price not greater than $12.17 per Share nor less than $11.50 per Share, in increments of $0.11, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding taxes and without interest. Alternatively, you may tender your Shares pursuant to a Purchase Price Tender whereby you agree to tender your Shares at the Purchase Price determined in the Offer.

2. You should consult with your investment or tax advisors on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

3. The Offer is not conditioned upon obtaining financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 7 of the Offer to Purchase.

4. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on May 5, 2017, unless the Offer is extended or withdrawn.

5. Tendering stockholders whose Shares are registered in their own names and who tender directly to American Stock Transfer & Trust Company, LLC, the Depositary for the Offer, will not be obligated to pay brokerage fees or commissions or, except as set forth in Section 5 of the Offer to Purchase, stock transfer taxes or stamp duties on the purchase of Shares by GECC pursuant to the Offer. You should consult with us as to whether any other charges will apply as a result of your instruction to us to tender your Shares on your behalf.

6. If you wish to tender different Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender Shares. We must submit separate Letters of Transmittal or Agent’s Message on your behalf for each price at which you are tendering Shares.

7. If you are an Odd Lot Holder (as such term is defined in the Offer to Purchase), you instruct us to tender on your behalf all of the Shares that you own at or below the Purchase Price prior to the Expiration Date, and you check the box captioned “Odd Lots” on the attached Instruction Form, GECC, in its discretion on the terms and subject to the conditions of the Offer, may accept all such Shares tendered at or below the Purchase Price for payment before any proration of the purchase of other tendered Shares.

8. If you wish to tender Shares subject to the condition that all or a specified minimum number of your Shares tendered must be purchased if any Shares tendered are purchased, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form.

9. If you wish to tender Shares, you should complete, sign and return to the Depositary the IRS Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) in order to avoid U.S. federal income tax backup withholding of 28% of the gross proceeds paid to you pursuant to the Offer. See the “Important U.S. Federal Income Tax Information” section of the Letter of Transmittal for further information.

If you wish to have us tender all or any portion of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

If you authorize us to tender your Shares, we will tender all your Shares held by us unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on May 5, 2017, unless the Offer is extended or withdrawn.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any U.S. state in which the making or acceptance of offers to sell Shares would not be in compliance with the laws of that U.S. state.

WHILE GECC’S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, IT HAS NOT MADE AND IS NOT MAKING, AND NONE OF GECC, ITS OFFICERS, GREAT ELM CAPITAL MANAGEMENT, INC. (“GECM”), GECC’S INVESTMENT MANAGER, GECC’S OR GECM’S AFFILIATES, THE DEALER MANAGER, THE INFORMATION AGENT (EACH AS DEFINED IN THE OFFER TO PURCHASE) OR THE DEPOSITARY HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. BEFORE TAKING ANY ACTION WITH RESPECT TO THE OFFER, YOU SHOULD READ CAREFULLY THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISIONS WITH YOUR TAX ADVISORS, FINANCIAL ADVISORS AND/OR BROKERS.

GECC’S DIRECTORS AND EXECUTIVE OFFICERS HAVE INFORMED GECC OF THEIR

INTENTION NOT TO TENDER ANY SHARES IN THE OFFER.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase

by

Great Elm Capital Corp.

for

up to $10,000,000 in Cash of Shares

of its Common Stock, Par Value $0.01 per Share,

at a Purchase Price Not Greater than $12.17 per Share Nor Less Than $11.50 per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 5, 2017 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal,” which together, as each may be amended or supplemented from time to time, constitute the “Offer”), by Great Elm Capital Corp., a Maryland corporation (“GECC”), to purchase for cash up to $10,000,000 shares of its Common Stock, par value $0.01 per share (the “Shares”), pursuant to (i) auction tenders at prices specified by the tendering stockholders of not greater than $12.17 per Share nor less than $11.50 per Share, or (ii) purchase price tenders, pursuant to which stockholders indicate they are willing to sell their Shares to GECC at the Purchase Price determined in the Offer (“Purchase Price Tenders”), in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer.

The undersigned hereby instruct(s) you to tender to GECC the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by GECC, it is discretionary in nature and it may be extended, modified, suspended or terminated by GECC as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Letter of Transmittal; (5) any foreign exchange obligations triggered by the undersigned’s tender of Shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that GECC takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes GECC to withhold all applicable Tax Items legally payable by the undersigned. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, GECC, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

Number of Shares to be tendered by you for the account of the undersigned:                             Shares. Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS

(CHECK ONLY ONE BOX):

(1)	AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Purchase Price Tender,” the undersigned is tendering Shares at the price checked. This election could mean that none of the Shares being tendered hereby will be purchased if the price checked below is higher than the Purchase Price, as determined pursuant to the Offer to Purchase. A STOCKHOLDER WHO WISHES TO TENDER DIFFERENT SHARES AT DIFFERENT PRICES MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/OR LETTER OF TRANSMITTAL FOR EACH TENDER OF SHARES (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL). The same Shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐	Price $11.50
☐	Price $11.61
☐	Price $11.72
☐	Price $11.83
☐	Price $11.94
☐	Price $12.05
☐	Price $12.17

OR

(2)	PURCHASE PRICE TENDER (SEE INSTRUCTION 6 TO THE LETTER OF TRANSMITTAL)

☐	By checking this one box INSTEAD OF ONE OF THE PRICE BOXES UNDER “Auction Price Tender: Price (in Dollars) Per Share at Which Shares Are Being Tendered,” the undersigned is tendering Shares and is willing to accept the Purchase Price, as the same shall be determined by GECC, in accordance with the terms of the Offer. This action will maximize the chance of having GECC purchase the Shares being tendered hereby pursuant to the Offer (subject to the provisions relating to “odd lots” priority, if any, proration and conditional tender). NOTE THAT THIS ELECTION IS DEEMED TO BE A TENDER OF SHARES AT THE MINIMUM PRICE OF $11.50 PER SHARE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $11.50 PER SHARE (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 6 TO THE LETTER OF TRANSMITTAL).

CHECK ONE, AND ONLY ONE, BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

ODD LOTS

(See Section 1 of the Offer to Purchase and Section 6 of the Letter of Transmittal)

Under certain conditions and in GECC’s discretion, stockholders holding a total of fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

CONDITIONAL TENDER

(See Section 6 of the Offer to Purchase and Section 7 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of Shares upon GECC purchasing all or a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased from you by GECC pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. Stockholders are urged to consult with their tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve any intended U.S. federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, GECC may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked the box below:

☐	The tendered Shares represent all Shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s) :

Name(s):

(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):

Zip Code(s):

Daytime Area Code and Telephone Number:

Dated: , 2017